Exhibit 10.1

AMENDMENT NO. 2 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Amendment”) is made this sixth day of November 2007, between NVR, INC., a Virginia corporation (the “Company”) and DWIGHT C. SCHAR, (the “Executive”). References within this Amendment to the Company refer to NVR and its subsidiaries and affiliates.

WHEREAS, the parties wish to amend that Employment Agreement entered into between the Company and the Executive date July 1, 2005, which was subsequently amended by Amendment No. 1 on December 21, 2006 (“Employment Agreement”); and

WHEREAS, Section 8.3 of the Employment Agreement states that amendments shall only be effectuated pursuant to a written instrument signed by both parties to the Employment Agreement;

WHEREAS, the Company and the Executive find it desirous to execute an Amendment, whereby the Executive’s base salary and bonus opportunity for calendar year 2008 is $0.

ACCORDINGLY, for and in consideration of the foregoing and of the mutual covenants and agreement set forth in this Amendment, the parties AGREE as follows:

1.	Paragraph 3.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

As compensation for all services rendered pursuant to this Agreement, the Company will pay to the Executive an annual base salary of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) payable in equal monthly installments of ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($125,000). For calendar year 2008 only, (i) the Executive’s annual base salary is equal to $0, and (ii) the Executive’s annual base salary for purposes of calculating any payments due the Executive pursuant to Section 6 of the Agreement shall be deemed to be $1,500,000, provided that the Company may make any adjustments to the Executive’s 2008 base salary up to $1,500,000 to the extent necessary to avoid unintended consequences under the Employment Retirement Income Security Act, the Internal Revenue Code, the Company’s benefit plans or other similar laws and arrangements. The Company’s Board of Directors in its sole discretion may increase, but may not reduce, the Executive’s annual base salary.

2.	Except as expressly provided herein, the terms and conditions of the Employment Agreement, as amended, shall remain in full force and effect and shall be binding on the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment, or have caused this Amendment to be duly executed and delivered in their name and on their behalf, intending to be legally bound by its terms, as of the day and year first above written.

NVR, INC.

By:/s/ Robert M. Paul	/s/ Dwight C. Schar

DWIGHT C. SCHAR